SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 6, 2001
                                                          -------------
                            Swiss Army Brands, Inc.
                            -----------------------
               (Exact Name of Registrant as Specified in Charter)

     Delaware                         0-12823                 13-2797726
     --------                         -------                 ----------
(State or Other Jurisdiction   (Commission File    (IRS Employer Identification
    of Incorporation)                 Number)                        No.)




One Research Drive, Shelton, CT                                        06484
-------------------------------                                        -----
(Address of Principal Executive Offices)                             (Zip Code)

       Registrant's Telephone Number, including Area Code: (203) 929-6391
                                                           --------------
                                      N/A
                                      ---
         (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

     On March 6, 2001, Swiss Army Brands, Inc. announced the resignation of J. Merrick Taggart, its president and chief executive officer, effective April 1. He will be succeeded as chief executive officer by Chairman Peter W. Gilson and as president by A. Jeffrey Turner, currently senior vice president for strategic planning and new business development. Attached as Exhibit 99.1 to this Form 8-K is a press release with respect to such resignation and appointments.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

        (c)     Exhibits
        Exhibit 99.1            Press Release, dated March 6, 2001

                                   SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       SWISS ARMY BRANDS, INC.
                                       (Registrant)

Dated:  March 19, 2001                 By: /s/ Thomas M. Lupinski
                                       Name: Thomas M. Lupinski
                                       Title: Senior Vice President, Chief
                                       Financial Officer, Secretary & Treasurer.

                                                                    Exhibit 99.1



FOR IMMEDIATE RELEASE:                                  CONTACT:
Tuesday, March 6, 2001                                          Donald Dwight
                                                               (603) 795-2800

SWISS ARMY BRANDS CEO TAGGART RESIGNS

     SHELTON, CONN. - March 6 - Swiss Army Brands, Inc. (Nasdaq: SABI) today announced the resignation of J. Merrick (Rick) Taggart as president and chief executive officer, effective April 1. He will be succeeded as CEO by Swiss Army Brands Chairman Peter W. Gilson and as president by A. Jeffrey Turner, currently senior vice president for strategic planning and new business development.

     Commenting on the resignation of Mr. Taggart, Mr. Gilson said, "Speaking for the Board of Directors and all of Rick's associates at the company, we regret deeply his decision to resign. During his five years here he has broadened the company far beyond our knife origins, developing new product lines, managing two important acquisitions, forging licensing and marketing relationships with top quality manufacturers, and repositioning the company for the long-term future."

     Prior to joining Swiss Army Brands, Mr. Taggart, who is 50, was president of Duofold, Inc. and Pringle of Scotland, U.S.A. Previously he was president of O'Brien International, a manufacturer and marketer of water sports equipment, and a senior executive of The Timberland Company.

     Mr. Gilson, 61, who is also chairman of the Executive Committee, has been a director of Swiss Army since 1994. He was also president and chief executive of Physician Support Systems, Inc., a company specializing in the management of physicians' health care practices from 1991 to 1998. Previously he was president and chief executive of the Warrington Group, Inc., a former division of
Timberland that manufactures a broad range of safety products. He was chief operating officer of The Timberland Company in the 1987-88 period and earlier in his career was president of the Goretex Fabrics Division of W.L. Gore Associates.

     Mr. Turner, 43, joined Swiss Army as vice president of marketing in 1997 and was promoted to his present position in November 1998. He came to the company from Silhouette Optical Limited, where he was executive vice president from 1995-97, and previously was general manager of the eyewear division of Nikon, Inc.

     Swiss Army Brands is the exclusive United States, Canadian and Caribbean marketers of Victorinox Original Swiss Army Knives, multi-tools and SwissCards . In addition to its line of Swiss Army Brand Watches, Sunglasses and Writing Instruments, the company also markets Bear MGC knives and multi-tools as well as cutlery under the R. H. Forschner brand. The company also has a controlling interest in Xantia, SA, an international company, which designs and manufactures watches. Under license from Victorinox A.G. of Ibach, Switzerland, the Company sublicenses the Victorinox trademark and the famous Elsener Family Crest to selected manufacturers of fine products including Victorinox Travel Gear and Victorinox Apparel. The company web site is located at www.swissarmy.com. The company is based in Shelton, CT and its stock is publicly traded (Nasdaq:SABI).